Exhibit 23.1.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



PASSUR Aerospace, Inc.
47 Arch Street
Greenwich, Connecticut 06830

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 28, 2009, relating to the financial statements and schedule of PASSUR Aerospace, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2008.




/S/ BDO Seidman, LLP
Melville, New York 11747

September 8, 2009